UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

SVB Financial Group

(Exact name of registrant as specified in its charter)

Delaware	000-15637	91-1962278
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3003 Tasman Drive, Santa Clara, CA 95054-1191

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (408) 654-7400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.142-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2005, SVB Financial Group (the “Company”) received a written notice from the Nasdaq Stock Market indicating that there is additional basis for the Company’s securities to be subject to delisting because the Company was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) due to the delayed filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.       Currently, both the Company’s Common Stock and 7% Cumulative Trust Preferred Securities are traded on the Nasdaq National Market.

The Company received a similar notice from Nasdaq in August 2005 with respect to the late filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.  Consequently, the Company attended an appeal hearing before a Nasdaq Listing Qualifications Panel. The Panel has determined to continue the listing of the Company’s securities so long as the Company files all of its required reports with the Securities and Exchange Commission on or before December 28, 2005, including all restated financials and quarterly reports through the fiscal quarter ended September 30, 2005.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release, dated as of November 21, 2005, announcing receipt of additional deficiency notice from Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2005	SVB FINANCIAL GROUP

	By:	/s/ JACK JENKINS-STARK
Name: Jack Jenkins-Stark
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated as of November 21, 2005, announcing receipt of additional deficiency notice from Nasdaq.